Exhibit 99.1

Press Release

Contact:

Charles F. Cargile, 949/863-3144

Newport Corporation, Irvine, CA

investor@newport.com

or

Chris Toth, 949/331-0337

Investor Relations Consultant

chris.toth@newport.com

NEWPORT CORPORATION REPORTS

FOURTH QUARTER AND FULL YEAR 2015 RESULTS

Irvine, California — February 23, 2016 — Newport Corporation (NASDAQ: NEWP) today reported financial results for its fourth quarter and year ended January 2, 2016.

Newport announced that it has entered into an agreement with MKS Instruments, Inc. (Nasdaq: MKSI), pursuant to which MKS has agreed to acquire Newport for $23.00 per share in cash, in a transaction valued at approximately $980 million.  In anticipation of this transaction, Newport will not be conducting conference calls to discuss its results for the fourth quarter or any subsequent periods, and will not be issuing financial guidance for future periods.  For more information regarding this transaction, please refer to the press release issued by MKS and Newport today.

The company noted the following regarding the results for the fourth quarter and full year of 2015:

•                        Net sales of $150.5 million for the fourth quarter and $602.7 million for the full year;

•                        New orders of $152.7 million for the fourth quarter and $605.7 million for the full year;

•                        Net income of $9.6 million, or $0.24 per diluted share, for the fourth quarter, and $31.1 million, or $0.78 per diluted share, for the full year, when measured according to generally accepted accounting principles (GAAP);

•                        Non-GAAP net income of $15.5 million, or $0.39 per diluted share, for the fourth quarter, and $52.3 million, or $1.31 per diluted share, for the full year, excluding the amortization of intangible assets, stock-based compensation expense, acquisition-related, restructuring and severance costs, a loss on disposal of assets, and the tax impact of the excluded amounts; and

•                        Cash generated from operations of $23.3 million for the fourth quarter and $51.7 million for the full year.

Robert Phillippy, President and Chief Executive Officer, commented:  “The Newport team delivered a strong fourth quarter, with cash generated from operations and earnings per diluted share both at the highest levels of the year.  This performance demonstrates the effectiveness of our business model and the results of our actions to streamline our operations.”

Newport’s sales and orders by end market were as follows:

				Percentage	Percentage
	Three Months Ended			Change vs.	Change vs.
	January 2,	October 3,	January 3,	Prior	Prior Year
(In thousands, except percentages, unaudited)	2016	2015	2015	Quarter	Period

Sales by End Market

Scientific research	$39,226	$36,414	$34,780	7.7%	12.8%
Microelectronics	36,387	34,945	41,612	4.1%	-12.6%
Life and health sciences	28,245	29,354	34,038	-3.8%	-17.0%
Defense and security	14,511	14,770	14,310	-1.8%	1.4%
Industrial manufacturing and other	32,130	32,077	33,989	0.2%	-5.5%
Total	$150,499	$147,560	$158,729	2.0%	-5.2%

Orders by End Market

Scientific research	$37,756	$33,960	$40,772	11.2%	-7.4%
Microelectronics	42,730	38,057	44,782	12.3%	-4.6%
Life and health sciences	25,135	27,525	51,738	-8.7%	-51.4%
Defense and security	15,203	15,076	18,821	0.8%	-19.2%
Industrial manufacturing and other	31,865	31,840	36,207	0.1%	-12.0%
Total	$152,689	$146,458	$192,320	4.3%	-20.6%

Operating Income and Net Income

Newport reported operating income for the fourth quarter of 2015 of $13.2 million, or 8.8% of net sales, when calculated in accordance with GAAP.  On a non-GAAP basis, excluding the amortization of intangible assets, stock-based compensation expense and acquisition-related, restructuring and severance costs, the company’s operating income for the fourth quarter of 2015 was $21.0 million, or 13.9% of net sales.  For the full year of 2015, the company reported operating income of $47.4 million,

or 7.9% of sales, when calculated in accordance with GAAP.   On a non-GAAP basis, excluding the items referenced above and a loss on disposal of assets, operating income for the full year of 2015 was $76.3 million, or 12.7% of sales.

On a GAAP basis, the company reported net income for the fourth quarter of 2015 of $9.6 million, or $0.24 per diluted share.  On a non-GAAP basis, excluding the items referenced above and the tax impact of such excluded amounts, the company’s net income for the fourth quarter of 2015 was $15.5 million, or $0.39 per diluted share.  For the full year of 2015, on a GAAP basis, net income was $31.1 million, or $0.78 per diluted share.  On a non-GAAP basis, excluding the items referenced above and the tax impact of such excluded amounts, net income for the full year was $52.3 million, or $1.31 per diluted share.

The company has provided a reconciliation of its gross profit, operating income, net income and net income per diluted share calculated in accordance with GAAP and on a non-GAAP basis following the statements of income and comprehensive income included in this release.  Management believes that the supplemental presentation of non-GAAP financial information provides insight into the company’s core business results, as well as a useful resource for comparison of its financial results between periods.

Cash, Cash Equivalents and Marketable Securities and Indebtedness

As of January 2, 2016, the company had $42.4 million of cash, cash equivalents and restricted cash and a total indebtedness of $77.4 million.  The company noted that it did not repurchase any shares of its common stock during the fourth quarter of 2015, and that, in anticipation of the pending acquisition transaction, the company has terminated its share repurchase program.

ABOUT NEWPORT CORPORATION

Newport Corporation is a leading global supplier of advanced-technology products and systems to customers in the scientific research, microelectronics, life and health sciences, industrial manufacturing and defense/security markets.  Newport’s innovative solutions leverage its expertise in advanced technologies, including lasers, photonics and precision motion equipment, and optical components and sub-systems, to enhance the capabilities and productivity of its customers’ manufacturing, engineering and research applications.  Newport is part of the Standard & Poor’s SmallCap 600 Index and the Russell 2000 Index.  Learn more about Newport at www.newport.com and follow the company on Twitter, YouTube and Facebook.

SAFE HARBOR STATEMENT

This news release contains forward-looking statements that involve risks and uncertainties.  Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.  Assumptions relating to the foregoing involve judgments and risks with respect to, among other things, the strength of business conditions in the industries Newport serves, particularly the semiconductor and defense and security industries; Newport’s ability to achieve the expected benefits from the integration of acquired businesses and from its cost reduction actions; Newport’s ability to successfully penetrate and increase sales to its targeted end markets; the levels of private and governmental research funding worldwide; potential order cancellations and push-outs; future economic, competitive and market conditions, including those in Europe and Asia and those related to its strategic markets; whether its products will continue to achieve customer acceptance; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Newport.  Certain of these judgments and risks are discussed in more detail in Newport’s periodic reports filed with the Securities and Exchange Commission.  Although Newport believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized.  In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by Newport or any other person that Newport’s objectives or plans will be achieved.  Newport undertakes no obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

###

Newport Corporation

Consolidated Statements of Income and Comprehensive Income

(Unaudited)

	Three Months Ended		Year Ended
	January 2,	January 3,	January 2,	January 3,
(In thousands, except per share amounts)	2016	2015	2016	2015

Net sales	$150,499	$158,729	$602,691	$605,150
Cost of sales	84,606	89,285	340,171	334,394
Gross profit	65,893	69,444	262,520	270,756

Selling, general and administrative expenses	38,502	38,233	155,531	158,646
Research and development expense	14,167	15,894	58,512	58,432
Loss on sale or other disposal of assets, net	—	2,324	1,088	1,913
Operating income	13,224	12,993	47,389	51,765

Interest expense	(565)	(580)	(2,314)	(2,358)
Other expense, net	(438)	(913)	(2,009)	(1,727)
Income before income taxes	12,221	11,500	43,066	47,680

Income tax provision	2,637	2,741	11,945	12,510
Net income	9,584	8,759	31,121	35,170
Net income attributable to non-controlling interests	—	9	—	112
Net income attributable to Newport Corporation	$9,584	$8,750	$31,121	$35,058

Net income	$9,584	$8,759	$31,121	$35,170
Other comprehensive loss:
Foreign currency translation losses	(2,412)	(4,693)	(7,702)	(12,260)
Unrecognized net pension gains (losses)	201	(2,762)	709	(2,456)
Unrealized losses on investments and marketable securities	403	530	281	353
Other comprehensive loss	(1,808)	(6,925)	(6,712)	(14,363)
Comprehensive income	$7,776	$1,834	$24,409	$20,807

Comprehensive income attributable to non-controlling interests	$—	$2	$—	$112
Comprehensive income attributable to Newport Corporation	7,776	1,832	24,409	20,695
Comprehensive income	$7,776	$1,834	$24,409	$20,807

Net income per share attributable to Newport Corporation:
Basic	$0.25	$0.22	$0.79	$0.88
Diluted	$0.24	$0.22	$0.78	$0.87

Shares used in the computation of net income per share:
Basic	38,584	39,679	39,221	39,750
Diluted	39,122	40,480	39,830	40,528

Other operating data:
New orders received during the period	$152,689	$192,320	$605,710	$635,975
Backlog at the end of period scheduled to ship within 12 months			$162,866	$169,334

Newport Corporation

Supplemental Non-GAAP Measures

(Unaudited)

	Three Months Ended		Year Ended
	January 2,	January 3,	January 2,	January 3,
(In thousands, except percentages and per share amounts)	2016	2015	2016	2015
Net sales	$150,499	$158,729	$602,691	$605,150

Cost of sales:
Cost of sales - GAAP	$84,606	$89,285	$340,171	$334,394
Amortization of intangible assets	1,074	926	3,951	3,656
Stock-based compensation expense	367	336	1,415	1,098
Acquisition-related, restructuring and severance costs	—	501	—	501
Non-GAAP cost of sales	83,165	87,522	334,805	329,139
Non-GAAP gross profit	$67,334	$71,207	$267,886	$276,011

Non-GAAP gross profit as a percentage of net sales	44.7%	44.9%	44.4%	45.6%

Operating income:
Operating income - GAAP	$13,224	$12,993	$47,389	$51,765
Amortization of intangible assets	2,162	2,075	8,523	8,917
Stock-based compensation expense	3,176	3,463	13,234	12,051
Acquisition-related, restructuring and severance costs	2,425	685	6,066	4,368
Loss on sale or other disposal of assets, net	—	2,324	1,088	1,913
Non-GAAP operating income	$20,987	$21,540	$76,300	$79,014

Non-GAAP operating income as a percentage of net sales	13.9%	13.6%	12.7%	13.1%

Net income attributable to Newport Corporation:
Net income - GAAP	$9,584	$8,750	$31,121	$35,058
Amortization of intangible assets	2,162	2,075	8,523	8,917
Stock-based compensation expense	3,176	3,463	13,234	12,051
Acquisition-related, restructuring and severance costs	2,425	685	6,066	4,368
Loss on sale or other disposal of assets, net	—	2,324	1,088	1,913
Tax benefit from extraterritorial income exclusions	—	—	—	(1,463)
Income tax provision on non-GAAP adjustments	(1,894)	(1,852)	(7,735)	(6,641)
Non-GAAP net income	$15,453	$15,445	$52,297	$54,203

Net income per diluted share attributable to Newport Corporation:
Net income - GAAP	$0.24	$0.22	$0.78	$0.87
Total non-GAAP adjustments	0.15	0.16	0.53	0.47
Non-GAAP net income per diluted share	$0.39	$0.38	$1.31	$1.34

Newport Corporation

Consolidated Balance Sheets

(Unaudited)

	January 2,	January 3,
(In thousands)	2016	2015

ASSETS
Current assets:
Cash and cash equivalents	$41,678	$46,883
Restricted cash	721	1,704
Marketable securities	—	57
Accounts receivable, net	107,196	96,512
Inventories, net	113,505	112,440
Current deferred tax assets	—	20,734
Prepaid expenses and other current assets	16,914	14,948
Total current assets	280,014	293,278

Property and equipment, net	83,446	82,793
Goodwill	103,760	97,524
Long-term deferred tax assets	13,914	5,005
Intangible assets, net	65,820	70,811
Investments and other assets	29,689	30,516
Total assets	$576,643	$579,927

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$3,121	$3,772
Accounts payable	29,994	31,448
Accrued payroll and related expenses	32,765	34,607
Accrued expenses and other current liabilities	31,726	31,797
Total current liabilities	97,606	101,624

Long-term debt	74,247	71,000
Pension liabilities	27,843	28,554
Long-term deferred tax liabilities	2,627	14,272
Other long-term liabilities	6,807	7,773

Total stockholders’ equity	367,513	356,704
Total liabilities and stockholders’ equity	$576,643	$579,927